Exhibit 99.1

First Horizon and Capital Bank merger to create fourth largest regional bank in Southeast

Memphis, Tenn., and Charlotte, N.C. --- First Horizon National Corp. (NYSE: FHN) and Capital Bank Financial Corp. (NASDAQ: CBF) have entered into a definitive agreement that will create the fourth largest regional bank in the Southeast. Under the agreement First Horizon, which has $30 billion in assets, will acquire Capital Bank, which has $10 billion in assets. First Horizon operates 170 branches across Tennessee and the Southeast, and Capital Bank operates 193 branches in the Carolinas, Tennessee, Florida and Virginia. The merger will accelerate First Horizon’s strategic plan to enhance its presence in fast-growing markets in the Southeast.

The combined organization will have $40 billion in assets, $32 billion in deposits, $27 billion in loans and more than 300 branches in Tennessee, North Carolina, South Carolina, Florida, Mississippi, Georgia, Texas and Virginia. First Horizon, which is headquartered in Memphis, Tenn., will retain its First Tennessee bank brand in Tennessee, where it has a 153-year history. Branches outside Tennessee will use the Capital Bank name.

Under the agreement, each holder of Capital Bank common stock will be entitled to receive cash or stock with a value equivalent to 1.750 First Horizon shares and $7.90 in cash for each Capital Bank share held, subject to the election allocation and proration provisions of the merger agreement.  In the aggregate, Capital Bank shareholders will receive a mix of approximately 80 percent stock and 20 percent cash. After closing, Capital Bank shareholders collectively will own approximately 29 percent of First Horizon’s common shares and will have received approximately $411 million in cash. The total transaction value, at yesterday’s First Horizon closing stock price, is $2.2 billion.

“This is an exciting time for First Horizon,” said Bryan Jordan, chairman and CEO of First Horizon. “Together with the accomplished team at Capital Bank we will be able to leverage the strengths of both banks and capitalize on growth opportunities in attractive, high-growth Southeast markets and enhance our strong presence in our Tennessee markets. This partnership will help us more quickly achieve our critical bonefish financial targets. We look forward to working with the talented people of Capital Bank to combine the best of both of our organizations.”

The agreement calls for two members of Capital Bank’s board of directors to join the First Horizon board, including Gene Taylor, Capital Bank chairman and CEO, who will become vice chairman of First Horizon.

Taylor said, “The merger with First Horizon will allow us to sustain the success Capital Bank has achieved and create new opportunities for growth. The strategic fit between the two organizations is compelling, especially for our valued customers who will benefit from the enhanced balance sheet strength and broader array of products and services offered by a $40 billion Southeastern bank. I am looking forward to joining the board of First Horizon and am confident our combined company will reflect the values and talent of both organizations.”

Both companies’ long-standing commitment to serve their communities will remain vital to the combined organization’s future. Since 1993 the First Tennessee Foundation has granted more than $65 million to nonprofit organizations. Together, in 2016 the combined companies provided $965 million in lending and investment activities to support low- to moderate-income communities. First Tennessee’s Community Development Fund will be expanded by $15 million to support nonprofit and community development efforts in new markets.

The merger agreement has been approved by the boards of both companies. Closing is subject to customary approvals by regulators and shareholders of both companies. Pending those approvals, the transaction is expected to close in the fourth quarter.

Barclays Capital Inc. and Morgan Stanley & Co. LLC served as financial advisors to First Horizon, and Sullivan & Cromwell LLP served as First Horizon’s legal advisor.  Sandler O’Neill + Partners L.P. and UBS Investment Bank served as financial advisors to Capital Bank, and Wachtell, Lipton, Rosen & Katz served as Capital Bank’s legal advisor.

Joint Investor Conference Call

First Horizon and Capital Bank will hold a joint conference call to discuss the transaction at 8:30 a.m. Central/9:30 a.m. Eastern today. The dial-in number is (844) 329-0537, and the conference i.d. is 18930478. Investor materials will be posted before the call in the investor relations section of www.FirstHorizon.com. Participants can listen to the live audio webcast with the accompanying slide presentation through the investor relations section of www.FirstHorizon.com. A replay will be available from noon Central time today until 11:00 p.m. Central on June 5. To listen to the replay, dial (855) 859-2056 and use conference i.d. 18930478. The event also will be archived in the events and presentations section of http://ir.fhnc.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon and Capital Bank, and many of which, with respect to future business decisions and actions, are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general, and local economic and business conditions, including economic recession or depression; expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; inflation or deflation; customer, investor, competitor, regulatory, and legislative responses to any or all of these conditions; demand for First Horizon’s and Capital Bank’s product offerings; the actions of the Securities and Exchange Commission (SEC), the Financial Accounting Standards Board (FASB), the Office of the Comptroller of the Currency (OCC), the Board of Governors of the Federal Reserve System (Federal Reserve), the Federal Deposit Insurance Corporation (FDIC), the Financial Industry Regulatory Authority (FINRA), the U.S. Department of the Treasury (Treasury), the Municipal Securities Rulemaking Board (MSRB), the Consumer Financial Protection Bureau (CFPB), the Financial Stability Oversight Council (Council), the Public Company Accounting Oversight Board (PCAOB), and other regulators and agencies, including in connection with the regulatory approval process associated with the merger; pending, threatened, or possible future regulatory, administrative, and judicial outcomes, actions, and proceedings; current or future Executive orders; changes in laws and regulations applicable to First Horizon and Capital Bank; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Horizon and Capital Bank do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s and Capital Bank’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of First Horizon and Capital Bank.

Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.FirstHorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC, and in Capital Bank’s Annual Report on Form 10-K for the year ended December 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2017, filed with the SEC and available in the “Investor Relations” section of Capital Bank’s website, www.CapitalBank-US.com, under the heading “Financials & Filings” and in other documents Capital Bank files with the SEC.

Important Other Information

In connection with the proposed transaction, First Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of First Horizon and Capital Bank and a Prospectus of First Horizon, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving First Horizon and

Capital Bank will be submitted to First Horizon’s shareholders and Capital Bank’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON AND STOCKHOLDERS OF CAPITAL BANK ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about First Horizon and Capital Bank, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon National Corporation, 165 Madison, 8th Floor, Memphis, TN 38103, telephone (901) 523-5679, or Kenneth A. Posner, Capital Bank Financial Corp., 1345 Avenue of the Americas, Suite 2-087, New York, NY 10105, telephone (212) 399-4020.

Participants in the Solicitation

First Horizon, Capital Bank and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding First Horizon’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 13, 2017, and certain of its Current Reports on Form 8-K. Information regarding Capital Bank’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on April 28, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

About First Horizon

The 4,300 employees of First Horizon National Corp. (NYSE: FHN) provide financial services through 170 First Tennessee Bank branches across Tennessee and the Southeast and 28 FTN Financial offices across the U.S. The company was founded during the Civil War in 1864 and has the 14th oldest national bank charter in the country. First Horizon has the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. The First Tennessee Foundation and First Tennessee’s Community Development Fund provide $8 million each year to support nonprofit and community development organizations. First Horizon has been recognized as one of the nation's best employers by Working Mother and American Banker magazines and the National Association for Female Executives. The company has also earned national honors as a champion of diversity and a leader in technology innovation. More information is available at www.FirstHorizon.com.

About Capital Bank

Capital Bank Financial Corp. (NASDAQ: CBF) is a bank holding company formed in 2009 to create a premier regional banking franchise in the Southeast. Capital Bank Financial Corp. is the parent company of Capital Bank Corp., a North Carolina-chartered financial institution with $10.1 billion in assets and 193 full-service banking offices in Florida, North and South Carolina and Tennessee. More information is available at www.CapitalBank-US.com.

Contacts

First Horizon

Investor Relations	Aarti Bowman	(901)523-4017	AAGoorha@FirstHorizon.com
Media Relations	Kim Cherry	(901)523-4380	KCherry@FirstHorizon.com

Capital Bank
Investor Relations	Kenneth A. Posner	(212)399-4020	KPosner@CBFCorp.com